Exhibit 4(g)(6)
Execution Version

AMENDED AND RESTATED INTERCREDITOR AGREEMENT
dated as of February 1, 2010,
among
CREDIT ACCEPTANCE CORPORATION,
the other GRANTORS party hereto,
COMERICA BANK,
as the Collateral Agent and
the Authorized Representative for the Credit Agreement Secured Parties,
U.S. BANK NATIONAL ASSOCIATION,
as the Senior Notes Authorized Representative for the Senior Notes Secured Parties,
and
each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party hereto

     This AMENDED AND RESTATED INTERCREDITOR AGREEMENT is dated as of February 1, 2010 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (together with its successors and assigns, the “Company”), the other GRANTORS (as defined below) party hereto, COMERICA BANK, as collateral agent for the Secured Parties (as defined below) (together with its successors and assigns, including any collateral agent under this Agreement, in such capacity, the “Collateral Agent”), as administrative agent under the Original Credit Agreement and as the Authorized Representative for the Credit Agreement Secured Parties (together with its successors and assigns, including any successor administrative agent under the Credit Agreement, in such capacity, the “Original Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as the Authorized Representative for the Senior Notes Secured Parties (in such capacity, the “Senior Notes Authorized Representative”) and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party hereto, as the Authorized Representative for any Secured Parties of any other Class.
     In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent, for itself and on behalf of its Related Secured Parties, and the Senior Notes Authorized Representative, for itself and on behalf of its Related Secured Parties, agree as follows:
ARTICLE I
Definitions
     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Additional Authorized Representative” has the meaning assigned to such term in Article VI.
     “Additional Authorized Representative Joinder Agreement” means a supplement to this Agreement (i) in the case of an Additional Authorized Representative under Additional First Lien Documents, substantially in the form of Exhibit I-A, appropriately completed and (ii) in the case of an Additional Authorized Representative under a Supplemental Credit Agreement, substantially in the form of Exhibit I-B, appropriately completed.
     “Additional First Lien Documents” means the indentures or other agreements under which Additional First Lien Obligations of any Class are issued or incurred and all other notes, instruments, agreements and other documents evidencing or governing Additional First Lien Obligations of such Class or providing any guarantee, Lien or other right in respect thereof. For the purposes hereof, no Supplemental Credit Agreement, nor any Credit Agreement Documents executed or delivered in connection therewith, shall constitute an Additional First Lien Document.
     “Additional First Lien Obligations” means all obligations of the Company and the other Grantors that shall have been designated as such pursuant to Article VI.

     “Additional Secured Parties” means the holders of any Additional First Lien Obligations.
     “Administrative Agent” means the Original Administrative Agent, or, from and after the date of execution and delivery of any Supplemental Credit Agreement, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Credit Agreement Obligations evidenced thereunder or governed thereby.
     “Affected Subsidiary” has the meaning assigned to such term in Section 2.01(b)(2)(i).
     “Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Person or any corporation or other Person of which the Person beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests and (c) any officer or director of such first Person or any Person fulfilling an equivalent function of an officer or director. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning assigned to such term in the preamble hereto.
     “Applicable Authorized Representative” means, with respect to the Shared Collateral, (a) until the earliest of (i) the Discharge of the Credit Agreement Obligations, (ii) the occurrence of the Non-Controlling Authorized Representative Enforcement Date and (iii) so long as the Original Credit Agreement (or any credit facility which has Refinanced or replaced the Original Credit Agreement and which constitutes a Credit Agreement hereunder) shall remain in effect and no Event of Default has occurred and is continuing, the date that the aggregate commitments of the applicable lenders to make advances constituting Credit Agreement Obligations thereunder are less than $25.0 million or, if the Original Credit Agreement (or any replacement credit facility, as aforesaid) shall no longer be in effect, or any Event of Default shall have occurred and be continuing or the lending commitments thereunder have been terminated, the date that the outstanding Credit Agreement Obligations are less than $25.0 million, the Administrative Agent and (b) from and after the earliest of (i) the Discharge of the Credit Agreement Obligations, (ii) the occurrence of the Non-Controlling Authorized Representative Enforcement Date and (iii) so long as the Original Credit Agreement (or any credit facility which has Refinanced or replaced the Original Credit Agreement and which constitutes a Credit Agreement hereunder) shall remain in effect and no Event of Default has occurred and is continuing, the date that the aggregate commitments of the applicable lenders to make advances constituting Credit Agreement Obligations thereunder are less than $25.0 million or, if the Original Credit Agreement (or any replacement credit facility, as aforesaid) shall no longer be in effect, or any Event of Default shall have occurred and be continuing or the lending commitments thereunder have been terminated, the date that the outstanding Credit Agreement Obligations are less than $25.0 million, the Major Non-Controlling Authorized Representative.

     “Authorized Representatives” means any Administrative Agent, the Senior Notes Authorized Representative and each Additional Authorized Representative.
     “Banking Product Obligations” means any obligations of the Company or any of its Subsidiaries owed to any Person in respect of treasury management services (including services in connection with operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored valued card services, other cash management services, lock-box leases and other banking products or services related to any of the foregoing.
     “Bankruptcy Case” has the meaning assigned to such term in Section 2.06.
     “Bankruptcy Code” means Title 11 of the United States Code.
     “Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Detroit, Michigan are authorized or required by law to remain closed.
     “Class”, when used in reference to (a) any First Lien Obligations, refers to whether such First Lien Obligations are the Credit Agreement Obligations under the Original Credit Agreement, Credit Agreement Obligations under any other Credit Agreement, the Senior Notes First Lien Obligations or the Additional First Lien Obligations of any Series, (b) any Authorized Representative, refers to whether such Authorized Representative is the Administrative Agent, the Senior Notes Authorized Representative or the Additional Authorized Representative with respect to the Additional First Lien Obligations of any Series, (c) any Secured Parties, refers to whether such Secured Parties are the Credit Agreement Secured Parties, the Senior Notes Secured Parties or the holders of the Additional First Lien Obligations of any Series, and (d) any First Lien Credit Documents, refers to whether such First Lien Credit Documents are the Credit Agreement Documents, the Senior Notes First Lien Documents or the Additional First Lien Documents with respect to Additional First Lien Obligations of any Series.
     “Collateral” means all assets of the Company or any of the Subsidiaries now or hereafter subject to a Lien created pursuant to any First Lien Security Document to secure any First Lien Obligations.
     “Collateral Agent” has the meaning assigned to such term in the preamble hereto.
     “Company” has the meaning assigned to such term in the preamble hereto.
     “Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Secured Parties of the same Class as the Authorized Representative that is the Applicable Authorized Representative with respect to such Shared Collateral at such time.

     “Credit Agreement” means the Original Credit Agreement and any Supplemental Credit Agreement.
     “Credit Agreement Documents” has the meaning assigned to the term “Loan Documents” under the Original Credit Agreement and, with respect to any Supplemental Credit Agreement, such Supplemental Credit Agreement and all other notes, instruments, agreements and other documents evidencing or governing Credit Agreement Obligations thereunder or providing any guarantee, Lien or other right in respect thereof.
     “Credit Agreement Obligations” has the meaning assigned to the term “Indebtedness” under the Original Credit Agreement and, with respect to any Supplemental Credit Agreement, all indebtedness and obligations incurred or arising under the Credit Agreement Documents and all Banking Product Obligations and Hedging Obligations owed to any agent or lender thereunder or any Affiliate thereof.
     “Credit Agreement Secured Parties” means, with respect to any Class of Credit Agreement Obligations, the Administrative Agent and the lenders, noteholders, purchasers or other holders of Credit Agreement Obligations (including any of their respective Affiliates that hold Credit Agreement Obligations), in each case relating to such Class.
     “Default” means a “Default” (or a similar event, however designated) as defined in any First Lien Credit Document.
     “DIP Financing” has the meaning assigned to such term in Section 2.06.
     “DIP Financing Liens” has the meaning assigned to such term in Section 2.06.
     “DIP Lenders” has the meaning assigned to such term in Section 2.06.
     “Discharge” means, with respect to any Shared Collateral and First Lien Obligations of any Class, the date on which First Lien Obligations of such Class are no longer secured by Liens on such Shared Collateral. The term “Discharged” shall have a corresponding meaning.
     “Discharge of the Credit Agreement Obligations” means the Discharge of all of the Credit Agreement Obligations (including any Credit Agreement Obligations under a Supplemental Credit Agreement); provided that the Discharge of the Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of the Credit Agreement Obligations with a Supplemental Credit Agreement, secured by such Shared Collateral under Credit Agreement Documents that has been designated in writing by the Company to the Collateral Agent and each Authorized Representative as the “Credit Agreement” for purposes of this Agreement.
     “Event of Default” means an “Event of Default” (or a similar event, however designated) as defined in any First Lien Credit Document.
     “Existing Securitization Intercreditor Agreement” means that certain Intercreditor Agreement dated December 3, 2009, among the Company, CAC Warehouse Funding

Corporation II, CAC Warehouse Funding III, LLC, Credit Acceptance Funding LLC 2008-1, Credit Acceptance Funding LLC 2009-1, Credit Acceptance Auto Loan Trust 2008-1, Credit Acceptance Auto Loan Trust 2009-1, Wells Fargo Securities, LLC, as deal agent and collateral agent, Fifth Third Bank, as agent, Wells Fargo Bank, National Association, as indenture trustee and trust collateral agent, and Comerica Bank, as agent under the CAC Credit Facility Documents (as defined therein).
     “First Lien Credit Documents” means, collectively, (a) the Credit Agreement Documents, (b) the Senior Notes First Lien Documents and (c) the Additional First Lien Documents.
     “First Lien Obligations” means (a) all the Credit Agreement Obligations, (b) all the Senior Notes First Lien Obligations and (c) all the Additional First Lien Obligations.
     “First Lien Security Documents” means the “Collateral Documents” (as defined in the Credit Agreement), and each other agreement entered into in favor of the Collateral Agent for the purpose of securing First Lien Obligations of any Class.
     “Future Senior Notes” means any notes issued after the date hereof under the Senior Notes Indenture which are of the same Series as the Initial Senior Notes.
     “Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II, appropriately completed.
     “Grantors” means, at any time, the Company and each Subsidiary that, at such time, has granted a security interest in any of its assets pursuant to any First Lien Security Document to secure any First Lien Obligations of any Class. The Persons that are Grantors on the date hereof are set forth on Schedule 1.
     “Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.
     “Initial Senior Notes” means the notes issued under the Senior Notes Indenture on the date hereof, and any notes issued in exchange, substitution or replacement thereof.
     “Impairment” has the meaning assigned to such term in Section 2.02.
     “Insolvency or Liquidation Proceeding” means:
          (a) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

          (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor (other than liquidations and dissolutions of Subsidiaries of the Company permitted under the First Lien Credit Documents), in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
          (c) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
     “Intervening Creditor” has the meaning assigned to such term in Section 2.02.
     “Intervening Lien” has the meaning assigned to such term in Section 2.02.
     “LC Cash Collateral” means any Collateral in the form of one or more Deposit Accounts or Securities Accounts, and all Financial Assets or other funds held in or credited to any such Deposit Account or Securities Account, all Security Entitlements in respect thereof and all Proceeds of any of the foregoing, in each case in which a security interest has been granted by the Company or any other Grantor to secure Credit Agreement Obligations consisting of obligations in respect of Letters of Credit pursuant to the terms of the Credit Agreement. For purposes hereof, the terms “Deposit Accounts”, “Securities Accounts”, “Financial Assets”, “Security Entitlements” and “Proceeds” have the meaning assigned thereto in the Michigan UCC.
     “Lien” shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other type of lien, charge or encumbrance, whether based on common law, statute or contract; provided that the term “Lien” shall not include any negative pledge clauses in agreements relating to the borrowing of money or the obligation of Company or any of its Subsidiaries to remit monies to Dealers (as defined in the Credit Agreement) under Dealer Agreements (as defined in the Credit Agreement), claims or refunds under insurance policies or claims or refunds under service contracts or (b) to make deposits in trust or otherwise as required under re-insurance agreements and pursuant to state regulatory requirements, unless the Company or any of its Subsidiaries, as the case may be, has encumbered its interest in such monies or deposits or in other property of the Company to secure such obligations.
     “Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the same Class as the Class of the First Lien Obligations (other than the First Lien Obligations of the same Class as the Class of the Controlling Secured Parties with respect to such Shared Collateral) secured by valid and perfected Liens on such Shared Collateral the aggregate amount of which exceeds the aggregate amount of First Lien Obligations of any other Class (other than the First Lien Obligations of the same Class as the Class of the Controlling Secured Parties with respect to such Shared Collateral) secured by valid and perfected Liens on such Shared Collateral; provided that for purposes of clause (b) of the definition of Applicable Authorized Representative, “Major Non-Controlling Authorized Representative” shall mean, with respect to any Shared Collateral, the Authorized Representative of the same Class as the Class of the First Lien Obligations secured by valid and perfected Liens on such Shared Collateral the aggregate amount of which exceeds the aggregate amount of First Lien Obligations of any other Class secured by valid and perfected Liens on such Shared Collateral.
     “Maximum Attributable Amount” means, in the case of any sale or other disposition of Subject Securities of an Affected Subsidiary, the proceeds that would have been received from the sale or disposition of the maximum amount of Subject Securities that, having been pledged to the Collateral Agent, would not have resulted in such Subsidiary being an Affected Subsidiary, as determined by the Collateral Agent, the Company and the Authorized Representatives in good faith.
     “Michigan UCC” means the Uniform Commercial Code as from time to time in effect in the State of Michigan.
     “Mortgaged Property” means any parcel of real property and improvements thereto that constitute Shared Collateral.
     “Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.
     “Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative in respect of the Shared Collateral, the date that is 90 days (throughout which 90-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative with respect to the Shared Collateral) after the occurrence of both (a) an Event of Default (under and as defined in the Senior Notes First Lien Documents or the Additional First Lien Documents, in each case, under which such Non-Controlling Authorized Representative is the Authorized Representative) and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative with respect to the Shared Collateral and that an Event of Default (under and as defined in the Senior Notes First Lien Documents or the Additional First Lien Documents, in each case, under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (ii) the First Lien Obligations of the Class with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Additional First Lien Documents of such Class; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur (and shall be deemed not to have occurred for all purposes hereof) with respect to the Shared Collateral (A) at any time the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to the Shared Collateral (or the Administrative Agent shall have instructed the Collateral Agent to do the same) or (B) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

     “Non-Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Secured Parties that are not Controlling Secured Parties at such time with respect to such Shared Collateral.
     “Original Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of February 7, 2006, among the Company, Comerica Bank, as administrative agent and collateral agent for the banks, and the banks party thereto, as amended (including without limitation through the date hereof), restated, extended, refinanced, supplemented, waived or otherwise modified from time to time.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
     “Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any “Certificated Securities”, “Promissory Notes”, “Instruments” and “Chattel Paper” (as such terms are defined under the Michigan UCC), in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.
     “Proceeds” has the meaning assigned to such term in Section 2.01(b).
     “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, refund, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (and/or commitments with respect to indebtedness), in whole or in part, in each case, whether by adding or replacing lenders, creditors, agents, borrowers, guarantors or otherwise and including any of the foregoing effected through any credit agreement, indenture or other agreement or instrument or after the original instrument giving rise to such indebtedness has been terminated. "Refinanced” and “Refinancing” have correlative meanings.
     “Related Secured Parties” means, with respect to the Authorized Representative of any Class, the Secured Parties of such Class.
     “Responsible Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, treasurer, general counsel or another executive officer of such Person.
     “Secured Parties” means (a) the Credit Agreement Secured Parties, (b) the Senior Notes Secured Parties and (c) the Additional Secured Parties.
     “Securities Act” means the United States Securities Act of 1933, as amended.
     “Securitization Intercreditor Agreement(s)” has the meaning assigned to such term in Section 2.05.

     “Senior Notes Authorized Representative” has the meaning assigned to such term in the preamble hereto.
     “Senior Notes First Lien Documents” means the Senior Notes Indenture, and all other instruments, agreements and other documents evidencing or governing Senior Notes First Lien Obligations (including any Future Senior Notes) or providing any guarantee, Lien or other right in respect thereof.
     “Senior Notes First Lien Obligations” has the meaning assigned to the term "Notes Obligations” in the Senior Notes First Lien Documents.
     “Senior Notes Indenture” means that certain Indenture dated as of February ___, 2010, among the Company, the Guarantors identified therein and U.S. Bank National Association, as Trustee.
     “Senior Notes Secured Parties” means the Senior Notes Authorized Representative, the "Holders” (as defined in the Senior Notes First Lien Documents) and the other holders of any Senior Notes First Lien Obligations.
     “Series”, when used in reference to (a) Senior Notes First Lien Obligations, refers to such Senior Notes First Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Senior Notes Authorized Representative and (b) Additional First Lien Obligations, refers to such Additional First Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Additional Authorized Representative.
     “Shared Collateral” means, at any time, Collateral on which the Collateral Agent shall have at such time a valid and perfected Lien for the benefit of Secured Parties of any two or more Classes; provided that, for the avoidance of doubt, the LC Cash Collateral shall not constitute Shared Collateral. If First Lien Obligations of more than two Classes are outstanding at any time, then any Collateral shall constitute Shared Collateral with respect to First Lien Obligations or Secured Parties of any Class only if the Collateral Agent has at such time a valid and perfected Lien on such Collateral securing First Lien Obligations of such Class for the benefit of the Secured Parties of such Class.
     “Subject Securities” has the meaning assigned to such term in Section 2.01(b)(2)(i).
     “Subsidiary” shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership (whether general or limited) or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to each Person which is a Subsidiary of the Company.

     “Supplemental Credit Agreement” means any credit agreement, loan agreement, note purchase agreement (except in connection with notes that are intended to be tradable either as registered securities under the Securities Act or pursuant to Rule 144A or Regulation S under the Securities Act), receivables purchase agreement, commercial paper facility, promissory note or other agreement or instrument evidencing or governing the terms of a credit facility which meets the requirements contained in Article VI of this Agreement. For the avoidance of doubt, no facility evidenced or governed by a Supplemental Credit Agreement shall be required to be a revolving or asset-based loan facility.
     SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or unless specifically stated to the contrary, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     SECTION 1.03. Concerning the Collateral Agent and the Authorized Representatives. (a) Each acknowledgment, agreement, consent and waiver (whether express or implied) in this Agreement made by the Collateral Agent and the Original Administrative Agent, whether on behalf of itself or, in the case of the Original Administrative Agent, on behalf of any other Credit Agreement Secured Party, is made in reliance on the authority granted to the Collateral Agent and the Original Administrative Agent pursuant to the authorization thereof under the Credit Agreement. It is understood and agreed that the Collateral Agent and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into whether any other Credit Agreement Secured Party is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Collateral Agent or the Administrative Agent for any failure of any other Credit Agreement Secured Party to comply with the terms hereof or for any other Credit Agreement Secured Party taking any action contrary to the terms hereof.
          (b) Each acknowledgment, agreement, consent and waiver (whether express or implied) in this Agreement made by the Authorized Representative of any Class not referred to in paragraph (a) above, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Authorized Representative pursuant to the authorization thereof under the First Lien Credit Documents of such Class. It is understood and agreed that any such Authorized Representative shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against such Authorized Representative for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.
ARTICLE II
Priorities and Agreements with Respect to Shared Collateral
     SECTION 2.01. Equal Priority. (a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing First Lien Obligations of any Class, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any First Lien Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.02), each Authorized Representative, for itself and on behalf of its Related Secured Parties, agrees that valid and perfected Liens on any Shared Collateral securing First Lien Obligations of any Class shall be of equal priority with valid and perfected Liens on such Shared Collateral securing First Lien Obligations of any other Class.
     (b) The Collateral Agent and each Authorized Representative, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding any provision of any First Lien Credit Document to the contrary (but subject to Section 2.02), if (i) an Event of Default shall have occurred and is continuing and the Collateral Agent or any such Authorized Representative or any of its Related Secured Parties is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, (ii) any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding or (iii) an Event of Default shall have occurred and is continuing and the Collateral Agent or any such Authorized Representative or any of its Related Secured Parties receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement other than this Agreement, then the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such Authorized Representative or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Authorized Representative or any of its Related Secured Parties (all such proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:
     (1) FIRST, to the payment of all amounts owing (other than in respect of principal or interest) to the Collateral Agent (in its capacity as such) pursuant to the terms of any First Lien Credit Document, including all costs and expenses incurred by the Collateral Agent in connection with such sale, collection or other liquidation, or such other enforcement of rights or exercise of remedies (including all court costs and the fees and expenses of its agents and legal counsel), the repayment of all advances made by the Collateral Agent for protective advances to protect or preserve the Shared Collateral, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First Lien Credit Document owing or reimbursable to the

Collateral Agent under any First Lien Credit Document in its capacity as such, and all other fees, indemnities and other amounts (other than in respect of principal or interest) owing or reimbursable to the Collateral Agent under any First Lien Credit Document in its capacity as such), it being understood that the Collateral Agent may, if duly acting in other capacities under any First Lien Credit Document, allocate any such costs and expenses which apply to more than one capacity, on a reasonable basis determined by Collateral Agent in good faith;
     (2) SECOND, to the payment in full of the First Lien Obligations of each Class secured by a valid and perfected Lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed ratably in accordance with the amounts of the First Lien Obligations of each such Class outstanding on the date of such application); provided that amounts applied under this clause SECOND during any period when the First Lien Obligations of any such Class or any portion thereof (including without limitation any Letters of Credit issued under the Credit Agreement or any Net Hedging Obligations, to the extent constituting Credit Agreement Obligations) shall not be due and payable in full shall be allocated to the applicable First Lien Obligations of such Class as if such First Lien Obligations were at the time due and payable in full (as reasonably determined by Collateral Agent), and any amounts so allocated to the payment of the First Lien Obligations of such Class that are not yet due and payable shall be transferred to, and held by, the Authorized Representative of such Class solely as collateral for the applicable First Lien Obligations of such Class (and shall not constitute Shared Collateral for purposes hereof) until the date on which the First Lien Obligations of such Class shall have become due and payable in full (at which time such amounts shall be applied to the payment thereof, with any excess promptly returned to the Collateral Agent for application under this Section 2.01); provided, further, that no payments or distributions on the account of any Senior Notes First Lien Obligations or Additional First Lien Obligations under this Section 2.01(b)(2),
     (i) shall be made from the proceeds of the sale or other disposition of any stock, other equity interests and other securities (“Subject Securities”) of a Subsidiary of the Company in excess of the proportional share of the Maximum Attributable Amount of such proceeds if Rule 3-16 of Regulation S-X under the Securities Act of 1933 (or any other federal law, rule or regulation) would require separate financial statements of such Subsidiary (an “Affected Subsidiary”) to be filed with the Securities and Exchange Commission (or any other federal government agency) by virtue of the securities of such Affected Subsidiary being part of the Collateral securing any of the Senior Notes First Lien Obligations or Additional First Lien Obligations, as the case may be,
     (ii) shall be made from the proceeds of the sale or other disposition of any of the property or assets of any “Unrestricted Subsidiary” (as defined in the First Lien Credit Documents relating thereto), and
     (iii) shall be made from the proceeds of the sale or other disposition of any of the property or assets of any Grantor if such Senior Notes First Lien

Obligations or such Additional First Lien Obligations, as the case may be, have been defeased (through legal defeasance or covenant defeasance) as provided in the applicable First Lien Credit Documents or the conditions for the satisfaction and discharge thereunder have been satisfied; and
     (3) THIRD, after payment in full of all the First Lien Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, to whomsoever may be lawfully entitled to receive the same pursuant to this Agreement or any other intercreditor agreement, or as a court of competent jurisdiction may direct.
          (c) It is acknowledged that the First Lien Obligations of any Class may, subject to the limitations set forth in the First Lien Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Class.
          (d) Notwithstanding anything in this Agreement or any First Lien Security Document to the contrary, LC Cash Collateral held by any Administrative Agent, the Collateral Agent or any Issuing Bank pursuant to any Credit Agreement shall be applied as specified in the applicable section of the applicable Credit Agreement.
          (e) The Collateral Agent shall make all payments and distributions under Section 2.01(b): (i) on account of Credit Agreement Obligations of any Class to the Administrative Agent of such Class, pursuant to directions of the Administrative Agent, for redistribution to the holders of the applicable Credit Agreement Obligations; (ii) on account of the Senior Notes First Lien Obligations to the Senior Notes Authorized Representative, pursuant to directions of the Senior Notes Authorized Representative, for redistribution to the holders of the applicable Senior Notes First Lien Obligations; and (iii) on account of the Additional First Lien Obligations of any Class to the Additional Authorized Representative of such Class pursuant to directions of such Additional Authorized Representative, for redistribution to the holders of the applicable Additional First Lien Obligations of such Class.
     SECTION 2.02. Impairments. It is the intention of the parties hereto that the Secured Parties of any Class (and not the Secured Parties of any other Class) bear the risk of (a) any determination by a court of competent jurisdiction that (i) any First Lien Obligations of such Class are unenforceable under applicable law or are subordinated to any other obligations (other than to any First Lien Obligations of any other Class), (ii) any First Lien Obligations of such Class do not have a valid and perfected Lien on any of the Collateral securing any First Lien Obligations of any other Class and/or (iii) any Person (other than any Authorized Representative or any Secured Party) has a Lien on any Shared Collateral that is senior in priority to the Lien on such Shared Collateral securing First Lien Obligations of such Class, but junior to the Lien on such Shared Collateral securing any First Lien Obligations of any other Class (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”), or (b) the existence of any Collateral securing First Lien Obligations of any other Class that does not constitute Shared Collateral with respect to First Lien Obligations of such Class (any condition referred to in clause (a) or (b) with respect to First Lien Obligations of such Class being referred to as an “Impairment” of such Class); provided that the existence of any limitation on the maximum claim that may be made against any Mortgaged Property that applies to First Lien Obligations of all Classes shall not be deemed to be an Impairment of First Lien Obligations of any Class. In the event an Impairment exists with respect to First Lien Obligations of any Class, the results of such Impairment shall be borne solely by the Secured Parties of such Class, and the rights of the Secured Parties of such Class (including the right to receive distributions in respect of First Lien Obligations of such Class pursuant to Section 2.01(b)) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class. In furtherance of the foregoing, in the event First Lien Obligations of any Class shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be distributed in respect of First Lien Obligations of such Class. In addition, in the event the First Lien Obligations of any Class are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of, or order granted pursuant to, any other Bankruptcy Law), any reference to the First Lien Obligations of such Class or the First Lien Documents of such Class shall refer to such obligations or such documents as so modified.
     SECTION 2.03. Actions with Respect to Shared Collateral; Prohibition on Certain Contests. (a) Notwithstanding anything to the contrary in the First Lien Credit Documents (other than this Agreement), (i) only the Collateral Agent shall, and shall have the right to, exercise, or refrain from exercising, any rights, remedies and powers with respect to the Shared Collateral, including any action to perfect (or further perfect) or enforce its security interest in or realize upon any Shared Collateral and any right, remedy or power with respect to any Shared Collateral under any intercreditor agreement (other than this Agreement), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not be required to, and shall not, follow any instructions or directions with respect to Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Secured Party, other than the Applicable Authorized Representative), it being understood and agreed that, notwithstanding any such instruction or direction by the Applicable Authorized Representative, the Collateral Agent shall not be required to take any action that, in its opinion, could expose the Collateral Agent to liability or be contrary to any First Lien Document or applicable law and (iii) no Non-Controlling Authorized Representative or any other Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, take any other action to enforce its security interest in or realize upon, or exercise any other right, remedy or power with respect to (including any right, remedy or power under any intercreditor agreement other than this Agreement) any Shared Collateral, whether under any First Lien Credit Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such rights, remedies and powers with respect to Shared Collateral. Notwithstanding the equal priority of the Liens established under Section 2.01(a), the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party, or any other exercise by the Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party of any rights, remedies or powers with respect to the Shared Collateral, or seek to cause the Collateral Agent to do so. Nothing in this paragraph shall be construed to limit the rights and priorities of the Collateral Agent, any Authorized Representative or any other Secured Party with respect to any Collateral not constituting Shared Collateral.
          (b) Each of the Authorized Representatives agrees, for itself and on behalf of its Related Secured Parties, that it will not accept any Lien on any asset of the Company or any Subsidiary securing First Lien Obligations of any Class for the benefit of any Secured Party of such Class unless such Lien is created pursuant to a First Lien Security Document with the Collateral Agent and the collateral created thereby becomes Shared Collateral under this Agreement, other than (i) any Liens on LC Cash Collateral created pursuant to the Credit Agreement, (ii) any funds deposited for the discharge or defeasance of First Lien Obligations of any Class and (iii) any rights of set-off created under the First Lien Credit Documents of any Class.
          (c) Each of the Authorized Representatives agrees, for itself and on behalf of its Related Secured Parties, that neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity, attachment, creation, perfection, priority or enforceability of a Lien held by or on behalf of any other Authorized Representative or any of its Related Secured Parties in all or any part of the Collateral, (ii) the validity, enforceability or effectiveness of any First Lien Obligation of any Class or any First Lien Security Document of any Class or (iii) the validity, enforceability or effectiveness of the priorities, rights or duties established by, or other provisions of, this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, any Authorized Representative or any of its Related Secured Parties to enforce this Agreement.
     SECTION 2.04. No Interference; Payment Over. (a) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, agrees that (i) neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) take or cause to be taken any action the purpose of which is, or could reasonably be expected to be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (ii) except as provided in Section 2.03, neither such Authorized Representative nor its Related Secured Parties shall have any right (A) to direct the Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) to consent to the exercise by the Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iii) neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) institute any suit or proceeding, or assert in any suit or proceeding any claim, against the Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or such other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, and (iv) neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent or any Authorized Representative or any of its Related Secured Parties to enforce this Agreement.
          (b) Each Authorized Representative, on behalf of itself and its Related Secured Parties, agrees that if such Authorized Representative or any of its Related Secured Parties shall at any time obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)) at any time prior to the Discharge of First Lien Obligations of each other Class, (i) such Authorized Representative or its Related Secured Party, as the case may be, shall promptly inform each Authorized Representative thereof, (ii) such Authorized Representative or its Related Secured Party shall hold such Shared Collateral or Proceeds in trust for the benefit of the Secured Parties of any Class entitled thereto pursuant to Section 2.01(b) and (iii) such Authorized Representative or its Related Secured Party shall promptly transfer such Shared Collateral or Proceeds to the Collateral Agent, for distribution in accordance with Section 2.01(b).
     SECTION 2.05. Automatic Release of Liens; Amendments to First Lien Security Documents; Securitization Intercreditor Agreement. (a) Notwithstanding anything to the contrary in the First Lien Credit Documents or First Lien Security Documents, if at any time the Collateral Agent acting at the direction or with the concurrence of the Applicable Authorized Representative forecloses upon or otherwise exercises legal rights, remedies and powers against any Shared Collateral resulting in a disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens on such Shared Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties of all Classes, will automatically be released and discharged; provided that any Proceeds realized therefrom shall be applied pursuant to Section 2.01(b).
          (b) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that (i) the Collateral Agent may enter into any amendment or other modification to any First Lien Security Document so long as the Collateral Agent receives a certificate of the Company and an opinion of counsel reasonably satisfactory to the Collateral Agent stating that such amendment or other modification is permitted by the terms of the First Lien Credit Documents of each Class; (ii) the Collateral Agent may enter into any amendment or other modification to any First Lien Security Document solely as such First Lien Security Document relates to First Lien Obligations of a particular Class so long as (A) such amendment or modification is in accordance with the First Lien Credit Documents of such Class and (B) such amendment or modification does not adversely affect the interests of the Secured Parties of any other Class; and (iii) the Collateral Agent may enter into new or amended and restated securitization intercreditor agreements (each, a “Securitization Intercreditor Agreement”), with the same or other parties, on substantially the same terms as those contained in the Existing Securitization Intercreditor Agreement, as in effect on the date hereof, or enter into new Securitization Intercreditor Agreements or amend or modify any Securitization Intercreditor Agreements on terms which do not adversely affect the interests of the Secured Parties of any Class.
          (c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such acknowledgments, consents, confirmations, authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment or modification to any First Lien Security Document or the entering into of any Securitization Intercreditor Agreement provided for in this Section.
     SECTION 2.06. Certain Agreements with Respect to Bankruptcy and Insolvency Proceedings. (a) The Authorized Representative of each Class, for itself and on behalf of its Related Secured Parties, agrees that, if the Company or any other Grantor shall become subject to a case or proceeding (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of, or order granted pursuant to, any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of, or order granted pursuant to, any other Bankruptcy Law, neither such Authorized Representative nor its Related Secured Parties will raise any objection to any such financing or to the Liens or court ordered charges, if applicable, on the Shared Collateral securing any such financing (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, in each case unless the Applicable Authorized Representative, or any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Controlling Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of such Class retain the benefit of their Liens on all such Shared Collateral subject to the DIP Financing Liens, including proceeds thereof arising after the commencement of the Bankruptcy Case, with such Liens having the same priority with respect to Liens of the Secured Parties of any other Class (other than any Liens of the Secured Parties of such other Class constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of such Class are granted Liens on any additional collateral provided to the Secured Parties of any other Class as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with such Liens having the same priority with respect to Liens of the Secured Parties of any other Class (other than any Liens of the Secured Parties of such other Class constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, and (C) if any amount of such DIP Financing or cash collateral is applied to repay any First Lien Obligations, such amount is applied in accordance with Section 2.01(b); provided that the Secured Parties of each Class shall have a right to object to the grant, as security for the DIP Financing, of a Lien on any Collateral subject to Liens in favor of the Secured Parties of such Class or its Authorized Representative that shall not constitute Shared Collateral; provided further that any Secured Party receiving adequate protection granted in connection with the DIP Financing or such use of cash collateral shall not object to any other Secured Party receiving adequate protection comparable to any such adequate protection granted to such Secured Party. Notwithstanding the provisions of Section 2.01 and this Section 2.06, (A) if the Secured Parties of any Class are granted adequate protection in the form of periodic payments in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection shall be for the account of the Secured Parties of such Class and (B) no Secured Party of any Class shall be prohibited from (x) seeking adequate protection in the form of periodic payments to the extent that any Secured Party of any other Class is receiving such payments or (y) objecting to any DIP Financing or use of cash collateral on the basis that any Secured Party of any other Class is receiving such payments (but the Secured Parties of such Class are not).
     SECTION 2.07. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations of any Class previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar Federal, state or foreign law), then the terms and conditions of Article II shall be fully applicable thereto until all the First Lien Obligations of such Class shall again have been paid in full in cash.
     SECTION 2.08. Insurance and Condemnation Awards. As between the Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the exclusive right, subject to the rights of the Grantors under the First Lien Secured Documents, to settle and adjust claims in respect of Shared Collateral under policies of insurance covering or constituting Shared Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Shared Collateral; provided that any Proceeds arising therefrom shall be subject to Section 2.01(b).
     SECTION 2.09. Refinancings. The First Lien Obligations of any Class may be Refinanced, in whole or in part, in each case, without notice to, or the consent of any Secured Party of any other Class, all without affecting the priorities provided for herein or the other provisions hereof; provided that nothing in this paragraph shall affect any limitation on, or requirements in connection with, any such Refinancing that is set forth in the First Lien Credit Documents of any such other Class; and provided further that, if any obligations of the Grantors in respect of such Refinancing indebtedness of such First Lien Obligations shall be secured by Liens on any Shared Collateral, then such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement, and the Authorized Representative of the holders of any such Refinancing indebtedness shall be required to execute an Additional Authorized Representative Joinder Agreement.
     SECTION 2.10. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the Michigan UCC) for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section. Pending delivery to the Collateral Agent, each Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section.
          (b) The duties or responsibilities of the Collateral Agent and each Authorized Representative under this Section shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.
ARTICLE III
Determinations with Respect to Obligations and Liens
     Whenever, in connection with the exercise of its rights or the performance of its obligations hereunder, the Collateral Agent or the Authorized Representative of any Class shall be required to determine the existence or amount of any First Lien Obligations of any Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Class (and whether such Lien constitutes a valid and perfected Lien), it may request that such information be furnished to it in writing by the Authorized Representative of such Class and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding such request, the Authorized Representative of the applicable Class shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of a Responsible Officer the Company. The Collateral Agent and each Authorized Representative may, for the purposes of this Agreement, rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination or any action or not taken pursuant thereto.

ARTICLE IV
Concerning the Collateral Agent
     SECTION 4.01. Appointment and Authority. (a) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, hereby irrevocably appoints Comerica Bank to act as the Collateral Agent hereunder and under each of the First Lien Security Documents, and authorizes the Collateral Agent to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, hereby grants to the Collateral Agent any required powers of attorney to execute any First Lien Security Document governed by the laws of such jurisdiction on such Secured Party’s behalf. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Shared Collateral, and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the First Lien Security Documents.
          (b) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights, remedies or powers to which the Non-Controlling Secured Parties would otherwise be entitled to as a result of their Non-Controlling Secured Obligations. Without limiting the foregoing, each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, waives any claim they may now or hereafter have against the Collateral Agent or the Authorized Representative or any Secured Party of any other Class arising out of (i) any actions that the Collateral Agent or any such Authorized Representative or Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale or other disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents and this Agreement or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable

Authorized Representative or Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.06, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of or order granted pursuant to, any other Bankruptcy Law by, the Company or any of the Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction or any similar provision for any other personal property security laws in any other jurisdiction, without the consent of each Authorized Representative representing Secured Parties for whom such Collateral constitutes Shared Collateral.
          (c) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that, upon any other obligations being designated hereunder as Additional First Lien Obligations or any other Person becoming an Additional Authorized Representative or any other Persons becoming Additional Secured Parties, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and Secured Parties and such Additional Authorized Representative and Additional Secured Parties.
     SECTION 4.02. Rights as a Secured Party. (a) The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party of any Class as any other Secured Party of such Class and may exercise the same as though it were not the Collateral Agent and the term “Secured Party”, “Secured Parties”, “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Additional Secured Party” or “Additional Secured Parties”, as applicable, shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. The Person serving as the Collateral Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, advisory, underwriting or other business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to obtain the consent of or to give notice to or to account therefor to any other Secured Party.
     SECTION 4.03. Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, as between the Collateral Agent and the other Secured Parties, the Collateral Agent:
     (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;
     (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the First Lien Security Documents that the Collateral

Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;
     (iii) shall not, except as expressly set forth in this Agreement and in the First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any of its Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;
     (iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or wilful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement and each of the First Lien Credit Documents;
     (v) shall be deemed not to have knowledge of any Default or Event of Default under any First Lien Credit Documents of any Class unless and until notice describing such Default or Event Default (and captioned or otherwise identified as a “notice of default”) is given to the Collateral Agent by the Authorized Representative of such Class or the Company; and
     (vi) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, recital, warranty or representation made in or in connection with this Agreement or any First Lien Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any First Lien Security Document or any other agreement, instrument or document, or the validity, attachment, creation, perfection, priority or enforceability of any Lien purported to be created by the First Lien Security Documents, (E) the value or the sufficiency of any Collateral for First Lien Obligations of any Class or (F) the satisfaction of any condition set forth in any First Lien Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
     SECTION 4.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person. The Collateral Agent may consult with legal counsel (who may be counsel for the Company, any other Grantor or any Authorized Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     SECTION 4.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent, and shall apply to their respective activities as the Collateral Agent.
     SECTION 4.06. Resignation of Collateral Agent. (a) The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the First Lien Security Documents to each Authorized Representative and the Company, and shall be required to resign at the request of Company or any Authorized Representative if, having served in such capacity, it is replaced as Administrative Agent under the Credit Agreement. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Company (provided no Event of Default has occurred and is continuing), to appoint a successor, provided that if such resignation results from the Collateral Agent’s no longer serving as Administrative Agent under the Credit Agreement, the successor Administrative Agent under the Credit Agreement shall be the successor Collateral Agent under this Agreement, if it elects to accept such appointment hereunder. Any successor Collateral Agent appointed pursuant to this Section 4.06 (other than any successor Administrative Agent which shall not be required to satisfy such standards) shall be a commercial bank or other financial institution or trust company organized under the laws of the United States of America or any state thereof having (1) a combined capital and surplus of at least $250,000,000 and (2) a rating of its long-term senior unsecured indebtedness of “A-2” or better by Moody’s Investors Service, Inc. or “A” or better by Standard & Poor’s Services, a division of The McGraw Hill Companies, Inc. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent and/or any Authorized Representative may, on behalf of the Secured Parties, petition a court of competent jurisdiction for the appointment of a successor Collateral Agent (meeting the qualifications set forth above) with respect to the First Lien Obligations, in each case at the sole cost and expense of the Company, and such court may thereupon after such notice, if any, as it may deem proper and prescribe appoint a successor Collateral Agent; provided that if the Collateral Agent shall notify each Authorized Representative and the Company that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the First Lien Security Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Secured Parties under any First Lien

Security Document, the retiring Collateral Agent shall continue to hold such Collateral solely for purposes of maintaining the perfection of the security interests of the Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Secured Parties) and (y) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided above.
          (b) Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the First Lien Security Documents (if not already discharged therefrom as provided above). Notwithstanding the resignation of the Collateral Agent hereunder and under the First Lien Security Documents, the provisions of this Article and Article VIII of the Original Credit Agreement (and any comparable provisions contained in any Supplemental Credit Agreement) and the equivalent provision of any Additional First Lien Document shall continue in effect for the benefit of such retiring Collateral Agent, and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the First Lien Security Documents, each of the Grantors agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent.
     SECTION 4.07. Collateral Matters. Each of the Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:
          (a) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document (or confirm such release) in accordance with Sections 2.03 and 2.05 or if permitted to do so by the terms of the First Lien Credit Documents; provided that the Collateral Agent may conclusively rely upon receipt of a certificate of a Responsible Officer of the Company stating that such release is permitted hereunder or by the terms of the First Lien Credit Documents, whether in connection with a securitization permitted thereunder or otherwise; and
          (b) to release any Grantor from its obligations under the First Lien Security Documents (or confirm such release) if permitted to do so by the terms of the First Lien Credit Documents; provided that the Collateral Agent may conclusively rely upon receipt of a certificate of a Responsible Officer of the Company stating that such release is permitted by the terms of the First Lien Credit Documents.
ARTICLE V
No Reliance; No Liability

     SECTION 5.01. No Reliance; Information. Each Authorized Representative, for itself and on behalf of its Related Secured Parties, acknowledges that (a) such Authorized Representative and its Related Secured Parties have, independently and without reliance upon the Collateral Agent, any other Authorized Representative or any of its Related Secured Parties, and based on such documents and information as they have deemed appropriate, made their own decision to enter into the First Lien Credit Documents to which they are party and (b) such Authorized Representative and its Related Secured Parties will, independently and without reliance upon the Collateral Agent, any other Authorized Representative or any of its Related Secured Parties, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decision in taking or not taking any action under this Agreement or any other First Lien Credit Document to which they are party. The Collateral Agent or the Authorized Representative or Secured Parties of any Class shall have no duty to disclose to any Secured Party of any other Class any information relating to the Company or any of the Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations, that is known or becomes known to any of them or any of their Affiliates, provided that, in connection with any enforcement action taken or proposed to be taken by Collateral Agent hereunder or otherwise upon the reasonable request of the Collateral Agent from time to time, each Authorized Representative shall provide the Collateral Agent with information (including reasonable supporting backup detail) as to the aggregate amounts of principal, interest, make whole amounts or similar prepayment premiums or breakage costs outstanding at such time in respect of the relevant First Lien Obligations of its Related Secured Parties, and the undrawn amounts of any outstanding Letters of Credit and an estimate of the amount of any Net Hedging Obligations with respect thereto, and shall exercise good faith, reasonable efforts to confirm the accuracy of such information. If the Collateral Agent or the Authorized Representative or any Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Authorized Representative or any Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.
     SECTION 5.02. No Warranties or Liability. (a) Each Authorized Representative, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that, neither the Collateral Agent nor the Authorized Representative or any Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Authorized Representative and the Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner determined by them.
          (b) No Authorized Representative or Secured Parties of any Class shall have any express or implied duty to the Authorized Representative or any Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a Default or an Event of Default under any First Lien Credit Document, regardless of any knowledge thereof that they may have or be charged with.
ARTICLE VI
Additional First Lien Obligations
     The Company may, at any time and from time to time, subject to any limitations contained in the First Lien Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Company or any other Grantor that would, if such Liens were granted, constitute Shared Collateral as “Credit Agreement Obligations” (to the extent issued under a Supplemental Credit Agreement) or “Additional First Lien Obligations” by delivering to the Collateral Agent and each Authorized Representative party hereto at such time a certificate of a Responsible Officer of the Company:
          (a) describing the indebtedness and other obligations being designated as Credit Agreement Obligations or Additional First Lien Obligations, as the case may be, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;
          (b) identifying the Additional First Lien Documents or Credit Agreement Documents under which such Additional First Lien Obligations or Credit Agreement Obligations, as the case may be, are issued or incurred or the guarantees of such First Lien Obligations are, or are to be, created, and attaching copies of such Credit Agreement Documents or Additional First Lien Documents that each Grantor has executed and delivered to the holder of such Credit Agreement Documents or Additional First Lien Obligations, as the case may be, or the Person that serves as the administrative agent, trustee or a similar representative for the holders of such First Lien Obligations (such Person being referred to as the “Additional Authorized Representative”) with respect to such Additional First Lien Obligations or Credit Agreement Obligations, as the case may be, on the closing date of such Additional First Lien Obligations or Credit Agreement Obligations, certified as being true and complete by a Responsible Officer of the Company;
          (c) identifying the Person that serves as the Additional Authorized Representative;
          (d) certifying that the incurrence of such Additional First Lien Obligations or Credit Agreement Obligations, the creation of the Liens securing such Additional First Lien Obligations or Credit Agreement Obligations and the designation of such Additional First Lien Obligations or Credit Agreement Obligations as “Additional First Lien Obligations” or “Credit Agreement Obligations”, respectively, hereunder do not violate or result in a default under any provision of the First Lien Credit Documents in effect at such time;
          (e) certifying that the Additional First Lien Documents or Credit Agreement Obligations authorize the Additional Authorized Representative to become a party hereto by executing and delivering an Additional Authorized Representative Joinder Agreement and

provide that upon such execution and delivery, such Additional First Lien Obligations or Credit Agreement Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and
          (f) attaching a fully completed Authorized Representative Joinder Agreement executed and delivered by the Additional Authorized Representative.
     Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice as “Additional First Lien Obligations” or “Credit Agreement Obligations” shall become Additional First Lien Obligations or Credit Agreement Obligations, as the case may be, for all purposes of this Agreement.
ARTICLE VII
Miscellaneous
     SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
          (a) if to any Grantor, to it (or, in the case of any Grantor other than the Company, to it in care of the Company) at Credit Acceptance Corporation, 25505 W. 12 Mile Road, Suite 3000, Southfield, Michigan 48034, Attention of Doug Busk (Facsimile No.: 248-827-8542);
          (b) if to the Collateral Agent or the Administrative Agent under the Original Credit Agreement, to it at [Comerica Bank, One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, Attention: Corporate Finance (Facsimile No.: [   ]), with a copy to [   ]];
          (c) if to the Senior Notes Authorized Representative, to it at [   ];
          (d) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.
     Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. As agreed to in writing by any party hereto from time to time, notices and other communications to such party may also be delivered by e-mail to the e-mail address of a representative of such party provided from time to time by such party.
     SECTION 7.02. Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and each Authorized Representative then party hereto; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Company’s prior written consent; provided further that (i) without the consent of any party hereto, (A) this Agreement may be supplemented by an Authorized Representative Joinder Agreement, and an Additional Authorized Representative may become a party hereto, in accordance with Article VI and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 7.13, and (ii) in connection with any Refinancing of First Lien Obligations of any Class (including pursuant to any Supplemental Credit Agreement), or the incurrence of Additional First Lien Obligations of any Class, the Collateral Agent and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of the Collateral Agent, any Authorized Representative or the Company, into such amendments, supplements, modifications or restatements of this Agreement as are reasonably necessary or appropriate to reflect and facilitate such Refinancing or such incurrence and are reasonably satisfactory to the Collateral Agent and each such Authorized Representative.
     SECTION 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
     SECTION 7.04. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding against the Company or any of the Subsidiaries.
     SECTION 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7.07. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Michigan.
     SECTION 7.08. Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Authorized Representative, for itself and on behalf of its Related Secured Parties, irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Michigan, the courts of the United States of America for the Eastern District of Michigan and appellate courts from any thereof;
          (b) waives any defense of forum non conveniens;
          (c) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 7.01;
          (e) agrees that service as provided in clause (d) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such, and otherwise constitutes effective and binding service in every respect;
          (f) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

          (g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     SECTION 7.09. WAIVER OF JURY TRIAL EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     SECTION 7.10. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 7.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Credit Documents, the provisions of this Agreement shall control.
     SECTION 7.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. Except as expressly provided in this Agreement, none of the Company, any other Grantor, any other Subsidiary or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Company, any other Grantor or any other Subsidiary may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.
     SECTION 7.13. Additional Grantors. In the event any Subsidiary shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Company shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery to the Collateral Agent by any Subsidiary of a Grantor Joinder Agreement, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

     SECTION 7.14. Integration. This Agreement, together with the other First Lien Credit Documents, including the First Lien Security Documents, represents the agreement of each of the Grantors, the Collateral Agent, the Authorized Representatives and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any Authorized Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other First Lien Credit Documents, including the First Lien Security Documents.
     SECTION 7.15. Further Assurances. Each of the Collateral Agent, each Authorized Representative and the Grantors agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Collateral Agent or any Authorized Representative may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.
     SECTION 7.16. Amendment and Restatement. This Agreement shall be deemed to amend, restate and replace, in its entirety, that certain prior intercreditor agreement dated as of December 15, 1998, as amended, by and among Comerica Bank, as collateral agent, and the other parties thereto on the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMERICA BANK, as Administrative Agent and Collateral Agent,
By	/s/ Michael P. Stapleton
	Name:	Michael P. Stapleton
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Senior Notes Authorized Representative,
By	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

CREDIT ACCEPTANCE CORPORATION, as a Grantor
By	/s/ Douglas W. Busk
	Name:	Douglas W. Busk
	Title:	Senior Vice President and Treasurer

BUYERS VEHICLE PROTECTION PLAN, INC., as a Grantor
By	/s/ Douglas W. Busk
	Name:	Douglas W. Busk
	Title:	Treasurer

VEHICLE REMARKETING SERVICES, INC., as a Grantor
By	/s/ Douglas W. Busk
	Name:	Douglas W. Busk
	Title:	Treasurer

SCHEDULE 1
Initial Grantors
1.	Credit Acceptance Corporation

2.	Buyers Vehicle Protection Plan, Inc.

3.	Vehicle Remarketing Services, Inc.

EXHIBIT I-A
     [FORM OF] ADDITIONAL AUTHORIZED REPRESENTATIVE JOINDER AGREEMENT NO. [  ] dated as of [    ], 20[  ] (this “Joinder Agreement”) to the AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated as of February ___, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (the “Company”), the other GRANTORS party thereto, the ADDITIONAL AUTHORIZED REPRESENTATIVE (as defined below) party hereto, COMERICA BANK, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) and as the Authorized Representative for the Credit Agreement Secured Parties under the Original Credit Agreement (in such capacity, the “Administrative Agent”), and U.S. BANK NATIONAL ASSOCIATION, as the Senior Notes Authorized Representative for the Senior Notes Secured Parties (in such capacity, the “Senior Notes Authorized Representative”) and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party thereto, as the Authorized Representative for any Secured Parties of any other Class.
     Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
     The Company and the other Grantors propose to issue or incur “Additional First Lien Obligations” designated by the Company as such in accordance with Article VI of the Intercreditor Agreement in a certificate of a Responsible Officer of the Company delivered concurrently herewith to the Collateral Agent and the Authorized Representatives (the “Additional First Lien Obligations”). The Person identified in the signature pages hereto as the “Additional Authorized Representative” (the “Additional Authorized Representative”) will serve as the administrative agent, trustee or a similar representative for the holders of the Additional First Lien Obligations (the “Additional Secured Parties”).
     The Additional Authorized Representative wishes, in accordance with the provisions of the Intercreditor Agreement, to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Secured Parties, the rights and obligations of an “Additional Authorized Representative” and “Secured Parties” thereunder.
     Accordingly, the Additional Authorized Representative, for itself and on behalf of its Related Secured Parties, and the Company agree as follows, for the benefit of the Collateral Agent, the existing Authorized Representatives and the existing Secured Parties:
     SECTION 1.01. Accession to the Intercreditor Agreement. The Additional Authorized Representative hereby (a) accedes and becomes a party to the Intercreditor Agreement as an “Additional Authorized Representative”, (b) agrees, for itself and on behalf of the Additional Secured Parties, to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that (i) the Additional First Lien Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Additional Secured Parties shall have the rights and obligations specified under the Intercreditor Agreement with respect to an “Authorized

Representative” or a “Secured Party”, and shall be subject to and bound by the provisions of the Intercreditor Agreement. The Intercreditor Agreement is hereby incorporated by reference.
     SECTION 1.02. Representations and Warranties of the Additional Authorized Representative. The Additional Authorized Representative represents and warrants to the Collateral Agent, the existing Authorized Representatives and the existing Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement in its capacity as the Additional Authorized Representative, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (c) the Additional First Lien Documents relating to the Additional First Lien Obligations provide that, upon the Additional Authorized Representative’s execution and delivery of this Joinder Agreement, (i) the Additional First Lien Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Additional Secured Parties shall have the rights and obligations specified therefor under, and shall be subject to and bound by the provisions of, the Intercreditor Agreement.
     SECTION 1.03. Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third-party beneficiaries of, this Agreement.
     SECTION 1.04. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Authorized Representative. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually-signed counterpart of this Joinder Agreement.
     SECTION 1.05. Governing Law. This Joinder Agreement shall be construed in accordance with and governed by the law of the State of Michigan.
     SECTION 1.06. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 7.01 to the Intercreditor Agreement.
     SECTION 1.07. Expenses. The Company agrees to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.

2

     SECTION 1.08. Incorporation by Reference. The provisions of Sections 7.04, 7.06, 7.08, 7.09, 7.10, 7.11 and 7.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

3

     IN WITNESS WHEREOF, the Additional Authorized Representative and the Company have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ ], as Additional Authorized Representative,

By
Name:
Title:

Address for notices:

attention of:
Facsimile:

CREDIT ACCEPTANCE CORPORATION,

By
Name:
Title:

Acknowledged by:

COMERICA BANK, as the Collateral Agent and the Administrative Agent,

By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as the Senior Notes Authorized Representative, by

by
Name:
Title:

4

EXHIBIT I-B
     [FORM OF] ADDITIONAL AUTHORIZED REPRESENTATIVE JOINDER AGREEMENT NO. [  ] dated as of [  ], 20[  [ (this “Joinder Agreement”) to the AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated as of February ___, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (the “Company”), the other GRANTORS party thereto, COMERICA BANK, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) and as the Authorized Representative for the Credit Agreement Secured Parties under the Original Credit Agreement (in such capacity, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as the Authorized Representative for the Senior Notes Secured Parties (in such capacity, the “Senior Notes Authorized Representative”) and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party thereto, as the Authorized Representative for any Secured Parties of any other Class.
     Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
     The Company and the other Grantors propose to issue or incur “Credit Agreement Obligations” (pursuant to a Supplemental Credit Agreement) designated by the Company as such in accordance with Article VI of the Intercreditor Agreement in a certificate of a Responsible Officer of the Company delivered concurrently herewith to the Collateral Agent and the Authorized Representatives (the “Supplemental Credit Agreement Obligations”). The Person identified in the signature pages hereto as the “Additional Authorized Representative” (the “Additional Authorized Representative”) will serve as the administrative agent, trustee or a similar representative for the holders of such Supplemental Credit Agreement Obligations (the “Supplemental Credit Agreement Secured Parties”).
     The Additional Authorized Representative wishes, in accordance with the provisions of the Intercreditor Agreement, to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Supplemental Credit Agreement Secured Parties, the rights and obligations of an “Additional Authorized Representative” and “Secured Parties” thereunder.
     Accordingly, the Additional Authorized Representative, for itself and on behalf of its Related Secured Parties, and the Company agree as follows, for the benefit of the Collateral Agent, the existing Authorized Representatives and the existing Secured Parties:
     SECTION 1.01. Accession to the Intercreditor Agreement. The Additional Authorized Representative hereby (a) accedes and becomes a party to the Intercreditor Agreement as an “Additional Authorized Representative”, (b) agrees, for itself and on behalf of the Supplemental Credit Agreement Secured Parties, to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that (i) the Supplemental Credit Agreement Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Supplemental Credit Agreement Secured Parties shall have the rights and obligations specified under the Intercreditor Agreement with respect to an “Authorized Representative” or a “Secured Party”, and shall be subject to and bound by the provisions of the Intercreditor Agreement. The Intercreditor Agreement is hereby incorporated by reference.
     SECTION 1.02. Representations and Warranties of the Additional Authorized Representative. The Additional Authorized Representative represents and warrants to the Collateral Agent, the existing Authorized Representatives and the existing Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement in its capacity as the Additional Authorized Representative, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (c) the Supplemental Credit Agreement Documents relating to the Supplemental Credit Agreement Obligations provide that, upon the Additional Authorized Representative’s execution and delivery of this Joinder Agreement, (i) the Supplemental Credit Agreement Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Supplemental Credit Agreement Secured Parties shall have the rights and obligations specified therefor under, and shall be subject to and bound by the provisions of, the Intercreditor Agreement.
     SECTION 1.03. Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
     SECTION 1.04. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Authorized Representative. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually-signed counterpart of this Joinder Agreement.
     SECTION 1.05. Governing Law. This Joinder Agreement shall be construed in accordance with and governed by the law of the State of Michigan.
     SECTION 1.06. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 7.01 to the Intercreditor Agreement.
     SECTION 1.07. Expenses. The Company agrees to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.

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     SECTION 1.08. Incorporation by Reference. The provisions of Sections 7.04, 7.06, 7.08, 7.09, 7.10, 7.11 and 7.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

3

     IN WITNESS WHEREOF, the Additional Authorized Representative and the Company have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ ], as Additional Authorized Representative,
By

Name:
Title:

Address for notices:

attention of:
Facsimile:

CREDIT ACCEPTANCE CORPORATION,

By
Name:
Title:

Acknowledged by:

COMERICA BANK, as the Collateral Agent and the Administrative Agent,

By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as the Senior Notes Authorized Representative,

By
Name:
Title:

4

EXHIBIT II
     [FORM OF] GRANTOR JOINDER AGREEMENT NO. [  ] dated as of [  ], 20[  ] (this “Joinder Agreement”) to the AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated as of February ___, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (the “Company”), the other GRANTORS party thereto, the ADDITIONAL GRANTOR (as defined below), COMERICA BANK, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) and as the Authorized Representative for the Credit Agreement Secured Parties under the Original Credit Agreement (in such capacity, the “Administrative Agent”), and U.S. BANK NATIONAL ASSOCIATION, as the Senior Notes Authorized Representative for the Senior Notes Secured Parties (in such capacity, the “Senior Notes Authorized Representative”), and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party thereto, as the Authorized Representative for any Secured Parties of any other Class.
     Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
     [     ], a [     ] [corporation] and a Subsidiary of the Company (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure First Lien Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.
     The Additional Grantor wishes to become a party to the First Lien Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.
     Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agent, the Authorized Representatives and the Secured Parties:
     SECTION 1.01. Accession to the Intercreditor Agreement. The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a “Grantor”, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that the Additional Grantor shall have the rights and obligations specified under the Intercreditor Agreement with respect to a “Grantor”, and shall be subject to and bound by the provisions of the Intercreditor Agreement.
     SECTION 1.02. Representations and Warranties of the Additional Grantor. The Additional Grantor represents and warrants to the Collateral Agent, the Authorized Representatives and the Secured Parties that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     SECTION 1.03. Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be third party beneficiaries of this Agreement.
     SECTION 1.04. Effectiveness. This Joinder Agreement shall become effective when the Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually-signed counterpart of this Joinder Agreement.
     SECTION 1.05. Governing Law. This Joinder Agreement shall be construed in accordance with and governed by the law of the State of Michigan.
     SECTION 1.06. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Intercreditor Agreement.
     SECTION 1.07. Expenses. The Grantor agrees to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.
     SECTION 1.08. Incorporation by Reference. The provisions of Sections 7.04, 7.06, 7.08, 7.09, 7.10, 7.11 and 7.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.
     IN WITNESS WHEREOF, the Additional Grantor has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY],

by
Name:
Title:

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